Emergent Capital, Inc. Announces Fourth Quarter 2018 Results
Company to Host Investor Conference Call on Tuesday March 19, 2019 at 4:30 p.m. Eastern Time

Boca Raton, Fla., March 15, 2019 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today announced its financial results for the two month and eleven month periods ended November 30, 2018.
On September 7, 2018, the Board of Directors adopted resolutions to change the Company’s fiscal year end, and have the Company cause its direct and indirect subsidiaries change their fiscal year ends, from December 31 to November 30. The Company will file a Transition Report on Form 10-KT in accordance with SEC rules and regulations. Our financial results for the fiscal period ended November 30, 2018 will cover transactions from January 1, 2018 to November 30, 2018, while the financial results for calendar year ended December 31, 2017 will cover results for the year then ended, so that the results for the eleven month transition period ending on November 30, 2018 are compared to the results of our previous twelve months calendar year-end as of December 31, 2017.
Additionally, as a result of the filing of petitions for relief under Chapter 11 of the US Bankruptcy Code of certain of our subsidiaries (the "Chapter 11 Cases"), the financial results of Lamington Road Designated Activity Company and its subsidiaries (White Eagle Asset Portfolio, LP, White Eagle General Partner, LLC and Lamington Road Bermuda Limited) are included in the Company’s consolidated results through November 13, 2018, the day prior to the Petition Date. However, ASC 810, Consolidation requires that an entity whose financial statements were previously consolidated with those of its parent that files for protection under the U.S. Bankruptcy Code, whether solvent or insolvent, generally must be prospectively deconsolidated from the parent and presented as an equity investment. Therefore, our 2018 results are not directly comparable with 2017, and the post-petition results are not included in our consolidated results for the eleven months ended November 30, 2018.

Fourth Quarter 2018 Financial Highlights
Two Months Ended November 30, 2018 Compared to Three Months Ended December 31, 2017
Total income from continuing operations was a loss of approximately $86.4 million for the two months period ended November 30, 2018 compared to income of $1.7 million for the three months ended December 31, 2017. Income was significantly impacted by a negative change in fair value of life settlements as a result of changes made by the provider of life expectancy reports. This impact was approximately $124.0 million. Further, the Company has decide to no longer utilize the results of life expectancy reports furnished by AVS' for valuation purposes. The Company's decision was based on a series of events leading up to the announcement on October 29, 2018, which includes AVS inability to furnish timely reports to allow the Company to blend the results with to facilitate timely quarterly reporting. Effective November 30, 2018, the Company discontinued its blending approach and will utilize life expectancy reports furnished by 21st Services only. The resulting impact of discontinuing blending is approximately $23.1 million reduction in the fair value of its life settlements.
Income was also impacted by a $5.2 million gain on the maturity of two policies during the 2018 quarter compared to a $5.3 million gain on maturity of three policies for the three months ended December 31, 2017.

The following table provides a summary of the components of income from the Company's life settlements.

	Two Months Ended November 30, 2018	Three Months Ended December 31, 2017
Change in estimated probabilistic cash flows	$14,296	22,378
Premiums paid during period	(17,686)	(21,617)
Change in life expectancy blend	(23,100)	—
Change in life expectancy evaluation	(123,996)	(7,791)
Change in discount rates	52,179	—
Realized gain on maturities	5,175	5,287
Deconsolidation of subsidiaries	6,034	—
Change in fair value of life settlements	$(87,097)	$(1,743)

Total expenses from continuing operations were $84.8 million for the two months period ended November 30, 2018 compared to $4.4 million for the three months ended December 31, 2017. The increase was primarily attributable to an increase of $150.9 million in change in fair value of investment in deconsolidated subsidiaries a mainly offset by $75.1 million gain on the change in fair value of the White Eagle Revolving Credit Facility which is mainly attributable to the lengthening of the life expectancies furnished by 21st Services by 9% used to determine the value of the life insurance policies pledged as collateral for the facility. This impacted the value of the debt by approximately $66.7 million. This amount is shown as a reduction to expenses on the statement of operations for the period ended November 30, 2018.
Interest expense for the two months ended November 30, 2018 includes $6.0 million on the White Eagle Revolving Credit Facility; $839,000 on the 5% Convertible Notes and $550,000 on the 8.5% Senior Secured Notes during the quarter ended November 30, 2018.
The Company reported a net loss from continuing operations of $170.6 million, or $(1.09) per diluted share for the two month period ended November 30, 2018, compared to a net loss from continuing operations of $2.9 million, or $(0.02) per diluted share for the three months ended December 31, 2017. The net loss for the quarter ended November 30, 2018 includes an income tax benefit of $539,000 compared to $3.2 million for the quarter ended December 31, 2017.

Eleven Months Ended November 30, 2018 Compared to Twelve Months Ended December 31, 2017
Total income from continuing operations was a loss of $45.5 million for the eleven months period ended November 30, 2018 compared to income from continuing operations of $51.9 million for the twelve month ended December 31, 2017. Income was negatively impacted by the changes implemented for the life expectancy reports has previously mentioned offset by a $53.3 million gain on the maturity of twenty policies during the period compared to a $35.9 million gain on maturity of thirteen policies for the twelve months ended December 31, 2017.
The following table provides a summary of the components of income from the Company's life settlements.

	Eleven Months Ended November 30, 2018	Twelve Months Ended December 31, 2017
Change in estimated probabilistic cash flows	$83,798	$89,940
Premiums paid during period	(85,263)	(84,718)
Change in life expectancy blend	(23,100)	—
Change in life expectancy evaluation	(143,054)	(2,973)
Change in discount rates	61,442	13,411
Realized gain on maturities	53,266	35,891
Deconsolidation of subsidiaries	6,034	—
Change in fair value of life settlements	$(46,877)	$51,551
Total expenses from continuing operations were $124.4 million for the eleven months ended November 30, 2018 compared to $55.1 million for the twelve months ended December 31, 2017. The increase was primarily attributable to $150.9 million change in fair value of investment in deconsolidated subsidiaries as a result of their Chapter 11 filing, $2.0 million increase in interest expense, $1.0 million increase in professional fees offset by $70.9 million on the gain for change in fair value of the White Eagle Revolving Credit Facility, $2.4 million decrease in personnel cost, $2.0 million increase in interest expense, $2.0 million decrease in loss on the extinguishment of debt and $669,000 decrease in legal fees.
Interest expense for the eleven months ended November 30, 2018 was mainly comprised of interest expense of $22.8 million on the White Eagle Revolving Credit Facility; $4.6 million on the 5% Convertible Notes and $3.0 million on the 8.5% Senior Secured Notes.
Our results for the eleven months ended November 30, 2018 were impacted by tax expense of approximately $45,000 relating to cash taxes paid during the period.
The Company reported net loss from continuing operations of $169.9 million, or $(1.09) per diluted share, for the eleven months ended November 30, 2018, compared to a net loss of $3.2 million, or $(0.04) per diluted share, for the twelve months ended December 31, 2017.
As of the filing date of this Form 10-KT, we had approximately $3.3 million of cash and cash equivalents inclusive of certificates of deposit of $503,000. Our deconsolidated subsidiaries holds approximately $23.0 million in cash and cash equivalents which is restricted by the Bankruptcy Court. The Company had 158,659,803 shares outstanding, treasury shares of 608,000 and an undiluted book value of $0.17 per share at November 30, 2018

Life Settlements Portfolio Highlights
As of November 30, 2018, our consolidated subsidiary owned two policies with an estimated fair value of $1.2 million compared to 608 policies with a fair value of $567.5 million at December 31, 2017, a decrease of $566.3 million due to the deconsolidation of White Eagle. As of November 30, 2018, the aggregate death benefit of these life settlements was $12.0 million. The weighted average discount rate was 13.43% compared to 15.95% at November 30, 2018 and December 31, 2017, respectively.
As of November 30, 2018, White Eagle owned 586 policies with an estimated fair value of $505.2 million with an aggregate death benefit of these life settlements was $2.8 billion. All 586 policies were pledged to the White Eagle Revolving Credit Facility. The White Eagle also recorded a $27.7 million receivable for maturity of life settlements at November 30, 2018 relating to policies pledged to the White Eagle Revolving Credit Facility. These policies have been excluded from the Company results as of November 14, 2018 due to the deconsolidation resulting from bankruptcy filing of White Eagle's parent.
Of these 586 policies owned as of November 30, 2018, 512 were previously premium financed and are valued using discount rates that range from 12.25% – 19.25%. The remaining 74 policies are valued using discount rates that range from 12.25% – 13.75%.
During the quarter ended November 30, 2018, two life insurance policies that served as collateral under the White Eagle Revolving Credit Facility matured with a face value totaling $7.0 million.

Investor Conference Call

Management will host a conference call and webcast on Tuesday, March 19, 2019, at 4:30 p.m. Eastern Time, to review the financial results for the fourth quarter and fiscal year ended November 30, 2018. Investors interested in participating on the live call can dial 1-877-407-0782 within the U.S. or 1-201-689-8567 from abroad. The conference call, is also being webcasted and will be available via the investor relations section of Emergent’s website at http://ir.emergentcapital.com.   A replay of the webcast will be archived on Emergent’s investor relations website for at least 90 days.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
Hayden IR
646.415.8972
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Two Months Ended November 30,	Three Months Ended December 31,	Eleven Month Ended November 30,	Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands, except share and per share data)
Income (Loss)
Change in fair value of life settlements	$(87,097)	$(1,743)	$(46,879)	$51,551
Other income	702	77	1,351	322
Total income (loss)	(86,395)	(1,666)	(45,528)	51,873
Expenses
Interest expense	7,462	7,327	30,845	32,797
Loss on extinguishment of debt	—	—	—	2,018
Change in fair value of investment in deconsolidated subsidiaries	150,894	—	150,894	—
Change in fair value of White Eagle Revolving Credit Facility	(75,089)	(6,708)	(70,900)	4,501
Personnel costs	379	896	2,707	5,070
Legal fees	(28)	1,248	3,052	3,721
Professional fees	821	971	5,475	4,445
Insurance	144	196	734	783
Other selling, general and administrative expenses	192	483	1,562	1,776
Total expenses	84,775	4,413	124,369	55,111
Income (loss) from continuing operations before income taxes	(171,170)	(6,079)	(169,897)	(3,238)
(Benefit) provision for income taxes	(539)	3,210	45	3,210
Net income (loss) from continuing operations	$(170,631)	$(9,289)	$(169,942)	$(6,448)
Discontinued Operations:
Income (loss) from discontinued operations before income taxes	(11)	(13)	(29)	(271)
(Benefit) provision for income taxes	—	—	—	—
Net income (loss) from discontinued operations	(11)	(13)	(29)	(271)
Net income (loss)	$(170,642)	$(9,302)	$(169,971)	$(6,719)
Basic and diluted income (loss) per share:
Continuing operations	$(1.09)	$(0.02)	$(1.09)	$(0.04)
Discontinued operations	$—	$—	$—	$—
Net income (loss) - basic and diluted	$(1.09)	$(0.02)	$(1.09)	$(0.04)
Weighted average shares outstanding:
Basic and diluted	156,509,393	155,784,877	155,949,444	82,323,050

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	November 30, 2018	December 31, 2017*

	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$1,209	$18,131
Cash and cash equivalents (VIE )	—	13,136
Certificates of deposit	500	1,010
Prepaid expenses and other assets	657	617
Prepaid expenses and other assets (VIE )	—	53
Deposits - other	1,377	1,377
Life settlements, at estimated fair value	1,172	750
Life settlements, at estimated fair value (VIE )	—	566,742
Receivable for maturity of life settlements (VIE )	—	30,045
Fixed assets, net	78	145
Investment in affiliates	2,384	2,384
Deferred tax asset, net	576	—
Investment in deconsolidated subsidiaries	128,795	—
Total assets	$136,748	$634,390
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$2,446	$2,015
Accounts payable and accrued expenses (VIE )	—	753
Other liabilities	194	451
Other liabilities	—	—
Interest payable - 8.5% Convertible Notes (Note 11)	37	46
8.5% Convertible Notes, net of discount and deferred debt costs (Note 11)	1,173	1,098
Interest payable - 5.0% Convertible Notes (Note 12)	1,116	1,432
5.0% Convertible Notes, net of discount and deferred debt costs (Note 12)	69,742	68,654
Interest payable - 8.5% Senior Secured Notes (Note 14)	628	132
8.5% Senior Secured Notes, net of deferred debt costs (Note 13)	34,170	33,927
White Eagle Revolving Credit Facility, at estimated fair value (VIE Note 5)	—	329,240
Total liabilities	109,506	437,748
Commitments and Contingencies (Note 18)
Stockholders’ Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at November 30, 2018 and December 31, 2017; 158,733,928 issued and 158,125,928 outstanding as of November 30, 2018; 158,495,399 issued and 157,887,399 outstanding as of December 31, 2017)	1,587	1,585
Preferred stock, $0.01 par value (40,000,000 authorized; 0 issued and outstanding as of November 30, 2018 and December 31, 2017)	—	—
Treasury stock (608,000 shares as of November 30, 2018 and December 31, 2017)	(2,534)	(2,534)
Additional paid-in-capital	334,198	333,629
Accumulated deficit	(306,009)	(136,038)
Total stockholders’ equity	27,242	196,642
Total liabilities and stockholders’ equity	$136,748	$634,390
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	Two Months Ended November 30,	Three Months Ended December 31,	Eleven Months Ended November 30,	Twelve Months Ended December 31,
	2018	2017	2018	2017
Consolidated
End of Period — Policies Owned
Number of policies owned	2	608	621	632
Average age of insured	77.7	83.4	82.4	81.4
Average death benefit per policy	$6,000	$4,738	$4,745	$4,714
Average life expectancy—Calculated LE (Years)	12.2	8.3	9.0	9.9
Aggregate death benefit	$12,000	$2,880,487	$2,946,511	$2,979,352
Aggregate fair value	$1,172	$567,492	$498,400	$461,925
Monthly premium—average per policy	$6.7	$12.3	$11.0	$9.1

White Eagle Portfolio - Deconsolidated
End of Period-Policies Owned
Number of policies owned	—	—	586	—
Average age of insured	—	—	84.3	—
Average death benefit per policy	—	—	$4,737.0	—
Average life expectancy—Calculated LE (Years)	—	—	8.9	—
Aggregate death benefit	—	—	$2,775,916	—
Aggregate fair value	—	—	$505,235	—
Monthly premium—average per policy	—	—	$14.4	—

Period Maturities - Consolidated
Number of policies matured	2	3	20	13
Average age of insured at maturity	85.8	84.4	85.6	82.8
Average life expectancy - Calculated LE (Years)	5.6	5.5	4.7	4.5
Aggregate death benefit	7,000	7,604	93,435	67,176
Gains on maturity	5,175	5,287	53,266	35,891
Proceeds collected	27,735	7,759	95,780	42,131

Company Contact:

Investor Relations
Rob Fink
Hayden IR
646.415.8972
IR@emergentcapital.com
www.emergentcapital.com